UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Pershing Square Capital Management, L.P. and certain affiliates posted the following material to their Facebook page relating to Automatic Data Processing, Inc. (the “Company”):

ADP Ascending
ADP ASCENDING
Published by Global Strategy Group [?] . 4 hrs .
We’re excited to announce that on October 10, at 7:00 PM ET, Bill Ackman will be hosting a live webcast and will answer questions from ADP shareholders. Find out how you can join and learn more about the opportunity to transform ADP at the link below.
Pershing Square Announces Live Webcast for ALL ADP Shareholders on October 10, 2017
Pershing Square Capital Management, L.P. (“Pershing Square”) today announced that it will host a live webcast for all ADP shareholders on BUSINESSWIRE.COM
18 People reached Boost Post
Like Comment Share

ADP Ascending
ADP Ascending
1min.
Our new video highlights how we know opportunity exists at ADP and why you should #VoteGOLD to unlock that potential. Watch.
Boost Post
Like
Comment
Share

Pershing Square Capital Management, L.P. and certain affiliates posted the following material to their Twitter page relating to the Company:

ADP Ascending @ADPascending . 22h
.@BillAckman discusses the opportunity that exists at $ADP and remings investors why they should #VoteGOLD
How We Know Opportunity Exists at ADP
ADP has an incredible opportunity to become a better business through transformational change. Retail investors, as the company’s largest collective sharehol…
Youtube.com
1 2

ADP ASCENDING
ADP Ascending
@ADPascending
@BillAckman will host a live webcast for all $ADP shareholders on Oct 10.
Join us:
businesswire.com/news/home/2017
Pershing Square Announces
Live Webcast for ALL ADP…
businesswire.com
10:15am . 3 Oct 2017 . Twitter Web Client
1 Like

ADP ASCENDING
ADP Ascending
@ADPascending
We are hosting a webcast for all $ADP investors at 7PM on 10/10. Find out more here businesswire.com/news/home/2017
Pershing Square Announces Live Webcast for ALL ADP… businesswire.com
2:41pm. 3 Oct 2017. Twitter Web Client

On October 3, 2017, Pershing Square Capital Management, L.P. and certain affiliates posted the following material to www.ADPascending.com:

HELP ADP ACHIEVE ITS FULL POTENTIAL. VOTE THE GOLD CARD TODAY Every Vote Matters!                 Sign Up For Email Updates EMAIL* Pershing Square’s Response to ADP’s September 12th Investor Presentation September 25, 2017 Meet Pershing Square’s nominees for election to the Board of ADP: Bill Ackman and independent directors Veronica M. Hagen and V. Paul Unruh     October 2, 2017 Pershing Square announces that it will hold a live webcast on the evening of October 10th for all shareholders. The firm also released the second in a series of videos for shareholders. September 28, 2017 Pershing Square releases a letter to shareholders highlighting margin improvement at CDK and Solera after being disposed of by ADP. The firm also issued the second in a series of public questions for ADP. September 25, 2017 Pershing Square responds to ADP’s September 12th presentation noting that ADP overstated total shareholder return during CEO Carlos Rodriguez’s tenure. © 2017 Pershing Square Capital Management, L.P. | |

PERSHING SQUARE’S WEEKLY QUESTIONS TO ADP Since our first presentation on August 17, 2017, ADP has yet to respond to the substance of our arguments and it has effectively stated that it can’t do any better. Pershing Square has been publishing a series of weekly questions to ADP and asks that ADP answer these questions publicly and in a timely manner so that all investors may better evaluate the company’s performance and future prospects. QUESTION 2: When ADP owned Dealer Services, it aimed to produce just ~50bps of annual margin improvement. When Dealer Services was spun-off as CDK Global (“CDK”), it promptly identified an opportunity to double margins without negative consequence to CDK’s customers, shareholders or other stakeholders. Why was ADP not able to realize this opportunity when it owned CDK? CDK achieved this improvement by engaging constructively with shareholders, hiring an outside consultant to evaluate its potential, and announcing a transformation plan – why won’t ADP do the same? CDK’s Margin Transformation Margins(%) 0% 15% 30% 45% October 2014: ADP Completes Spinoff of CDK 21% 16% 23% 18% 27% 22% 32% 26% 35% 30% ~40% ~35% FY2014A FY2015A FY2016A FY2017A FY2018E FY2019E (Exit Margin) CDK Defined Adjusted EBITDA(%) Adjusted EBIT (1) (1) Adjusted margins expensed stock-based compensation and D&A. 2014 EBIT adjusted to expense $16.8m of incremental costs associated with the formation of corporate departments as a stand-alone public company. These costs were incurred in fiscal 2016 and have been reflected as adjustments in fiscal 2014 to present these periods on a comparable basis. QUESTION 1: What are ADP’s margins in Employer Services by sub-segment (Small-Business (“SMB”), Mid-Market, Enterprise, and International), excluding float and allocating corporate expenses? Is ADP earning comparable margins to Paychex (~41%) in its SMB business? If so, that would imply 12% margins for the rest of Employer Services. Net Operating Margin (%) 0% 10% 20% 30% 40% 50% ~19% ~41% ADP Paychex (Employer Services) $9,000 $7,500 $6,000 $4,500 $3,000 $1,500 $0 $8,518 $6,518 ~$2,000 @41% ~19% Net Operational Revenue Operational Profit Implies non-small business revenue is generating a 12% margin Implied All other Employer Services ADP Small Business (“SMB”) @ Paychex Profitablity Sign up for email updates: EMAIL* Contacts Pershing Square Fran McGill 212 909 2455 Rubenstein Steve Murray 212 843 8293 Eric Kuo 212 843 8494 © 2017 Pershing Square Capital Management, L.P. | |

TIMELINE October 2, 2017 Pershing Square Announces Live Webcast for ALL ADP Shareholders on October 10, 2017 Pershing Square announces that it will hold a live webcast on the evening of October 10th for all shareholders. The firm also released the second in a series of videos for shareholders. September 28, 2017 Pershing Square Releases Letter to Shareholders Pershing Square releases a letter to shareholders highlighting margin improvement at CDK and Solera after being disposed of by ADP. The firm also issued the second in a series of public questions for ADP. September 25, 2017 Pershing Square Releases Detailed Response to ADP’s Presentation Pershing Square responds to ADP’s September 12th presentation noting that ADP overstated total shareholder return during CEO Carlos Rodriguez’s tenure. September 22, 2017 ADP denies Pershing Square’s Request for the Use of a Universal Proxy Card Pershing Square had previously proposed the use of a universal proxy card, one of the hallmarks of good corporate governance in contested elections. ADP rejected Pershing Square’s request. September 20, 2017 Pershing Square Issues Press Release Pershing Square issues a press release announcing the release of: a letter to shareholders, the first in a series of unanswered questions for ADP, and the first in a series of videos for shareholders. September 20, 2017 Pershing Square CEO Bill Ackman Appears on CNBC Pershing Square CEO Bill Ackman appears on CNBC’s Halftime Report with Scott Wapner: September 15, 2017 Pershing Square Sends Letter to ADP Pershing Square sends a letter to ADP’s Board requesting the use of a universal proxy card. September 13, 2017 Pershing Square Responds to ADP Presentation Pershing Square responds to ADP’s September 12, 2017, presentation noting that ADP’s “Focused Transformation Strategy” demonstrates a lack of recognition for the enormous value-creation opportunity that exists at ADP. September 12, 2017 ADP Files Investor Presentation September 7, 2017 Pershing Square Sends Letter to ADP Pershing Square thanks ADP’s Board for meeting on September 5th and notes that a substantial number of shareholders have told Pershing Square that they strongly prefer that the company embrace its significant potential for improvement and that it work together with Pershing Square in the best interest of the company and all of its stakeholders. September 7, 2017 Pershing Square Reminds Investors of the ADP Record Date for Voting at the 2017 Annual Meeting Pershing Square Reminds Investors that the record date for voting at ADP’s 2017 annual meeting is September 8, 2017 September 6, 2017 Pershing Square Comments on September 5th Meeting with ADP Board Pershing Square Comments September 5th on Meeting with ADP Board and Reminds Investors of the ADP Record Date for Voting at the 2017 Annual Meeting. September 5, 2017 Pershing Square Files Definitive Proxy Materials for ADP 2017 Annual Meeting Pershing Square files a definitive proxy statement with the SEC for the election of William A. Ackman, Veronica M. Hagen and V. Paul Unruh to the ADP Board. August 31, 2017 Pershing Square Files an Amended 13 D Pershing Square files an amended 13 D showing that as of August 31, 2017, Veronica M. Hagen and V. Paul Unruh each beneficially own 3,000 shares of Common Stock of ADP. August 24, 2017 Pershing Square Sends Letter to ADP Pershing Square asks ADP to identify any specific areas of interest for discussion at the upcoming September 5th meeting. August 21, 2017 Pershing Square Issues Statement Regarding ADP Pershing Square responds to ADP’s decision not to nominate Pershing Square’s candidates for election to the Board and notes that ADP has failed to respond to any of the issues raised in Pershing Square’s August 17, 2017 presentation. August 21, 2017 ADP Board Rejects Pershing Square Nominees ADP’s board of directors votes against the nomination of Pershing Square’s three candidates for election. August 17, 2017 ADP Comments on Pershing Square Investor Presentation ADP comments on Pershing Square’s presentation without responding to any of the issues raised by Pershing Square. August 17, 2017 Pershing Square Presents “ADP: The Time is Now” Pershing Square details its investment thesis on ADP in a webcast for investors and analysts. August 16, 2017 Pershing Square Announces Details for Webcast Pershing Square provides access details for its webcast on Thursday, August 17, 2017, at 9:00 AM EDT. August 14, 2017 Pershing Square Files its Preliminary Proxy Statement Pershing Square files its preliminary proxy statement with the SEC which provides a detailed background of communications between Pershing Square and ADP. August 7, 2017 ADP Comments on Pershing Square Capital Management’s Nomination of Directors ADP issues a statement in response to Pershing Square’s nomination of three directors. August 7, 2017 Pershing Square Announces Nominees for Election to the Board of Directors of ADP Pershing Square proposes Bill Ackman and independent nominees Veronica M. Hagen and V. Paul Unruh for election to the Board of ADP. It also announces it will hold a webcast on August 17, 2017. August 4, 2017 Pershing Square Announces Investment in ADP Pershing Square confirms it has acquired an 8% stake in ADP and expresses disappointment regarding ADP’s decision not to extend the nominating deadline, which could have facilitated constructive discussions. August 4, 2017 ADP Says Pershing Square Capital Management Seeking Control of ADP ADP incorrectly claims that Pershing Square is seeking five seats and effective control of its Board and denies Pershing Square’s request for an extension to ADP’s nominating deadline. Sign up for email updates: EMAIL* Contacts Pershing Square Fran McGill 212 909 2455 Rubenstein Steve Murray 212 843 8293 Eric Kuo 212 843 8494 © 2017 Pershing Square Capital Management, L.P. | |